UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 10, 2012

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, Wes Wasson, Senior Vice President and Chief Marketing Officer (“CMO”) of Citrix Systems, Inc. (“Citrix”), announced his desire to begin working on plans for a new startup focused on social entrepreneurship, applying his business and technology experience to help people impacted by poverty, especially in the poorest countries of the world. Mr. Wasson will resign his CMO role with Citrix, effective October 1, 2012, but will continue to serve as Senior Vice President of Strategy for Citrix into the first half of 2013 to advance Citrix corporate and product strategy and serve as a spokesperson for Citrix with customers, partners, press and analysts around the world. Citrix intends to initiate a search for a new CMO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: September 14, 2012	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Operations, Chief Financial Officer and Treasurer